SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                March 29, 1996
               Date of Report (Date of Earliest Event Reported)

                             IP TIMBERLANDS, LTD.
            (Exact name of Registrant as specified in its charter)

Texas                               1-8859                       13-3259241
(State of                           (Commission                  (IRS Employer
Incorporation)                      File)                        Identification
                                                                 Number)

                 Two Manhattanville Road, Purchase, NY  10577
                   (Address of Principal executive offices)

                                 914-397-1500
                                (Telephone No.)

                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

ITEM 1.        CHANGES IN CONTROL OF REGISTRANT

               N/A

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

   The pro forma financial information set forth below for the Registrant for the year ended December 31, 1995, gives effect to the sale to R-H Timber Co., L.L.C. of a 98% general partners interest in a subsidiary partnership that held the Registrant's western region assets, principally aproximately 300,000 acres of forestlands located in Oregon and Washington. The sale was completed on March 29, 1996, resulting in a book gain to the Registrant of approximately $635 million, or approximately $4.30 per Class A Depositary Unit.
   The Registrant had no material relationship with the purchaser prior to this transaction.

ITEM 3.        BANKRUPTCY OR RECEIVERSHIP

               N/A

ITEM 4.        CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               N/A

ITEM 5.        OTHER EVENTS

               N/A

ITEM 6.        RESIGNATIONS OF REGISTRANT'S DIRECTORS

               N/A

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

               (a) Financial Statements:

               N/A

               (b) Pro Forma Financial Information:

                             IP TIMBERLANDS, LTD.
                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information presents the pro forma balance sheet of IP Timbnerlands, Ltd. ("IPT") as of December 31, 1995, and for the year then ended, gives effect to the sale to R-H Timber Co., LLC of a 98% general partnership interest in a subsidiary partnership that holds IPT's western region assets, principally approximately 300,000 acres of forestlands located in Oregon and Washington. This sale, completed on March 29, 1996, resulted in a book gain to IPT of approximately $635 million, or approximately $4.30 per Class A Unit.


     The pro forma balance sheet reflects the elimination of the assets of the western region that were included in the partnership interest sold, and the elimination of $750 million of long-term debt and associated accrued interest that was repaid by the subsidiary partnership in connection with the sale. The pro forma income statement reflects the elimination of the operating results of the western region for the year ended December 31, 1995, including the elimination of interest expense associated with the $750 million of debt, and the recording of IPT's 1% limited partner's interest in the operating results of the new partnership, West Coast Forest Products.

     These pro forma results have been prepared as if the sale of the subsidiary partnership interest had taken place on December 31, 1955, in the case of the pro forma balance sheet, or as of January 1, 1995, in the case of the pro forma income statement. The pro forma income statement does not purport to represent IPT's actual results of operations if the sale described above would have occurred at the beginning of the period. In addition, it is not necessarily indicative of expected future results.

     This unaudited pro forma financial information should be read in conjunction with IPT's historical consolidated financial statements and related notes thereto.

                             IP Timberlands, Ltd.
        Pro Forma Income Statement for the Year Ended December 31, 1995
                     (in thousands, except per unit data)
                                  (unaudited)

                                                  Pro Forma          Adjusted
                                Historical       Adjustments        Pro Forma
                              -------------     -------------       ---------
REVENUES
Stumpage sales
  International Paper            $194,294        $ (79,386)(1)       $114,908
  Unaffiliated parties            121,967          (10,247)(1)        111,720
Forestland sales                   30,093          (23,670)(1)          6,423
Other income, net                  13,600              (97)(1)         13,503
                                 --------        ---------           --------
  TOTAL REVENUES                  359,954         (113,400)           246,554

OPERATING COSTS AND EXPENSES
Depletion
 International Paper               12,375           (2,602)(1)          9,773
 Unaffiliated parties              14,812             (371)(1)         14,441
Cost of forestlands sold            2,465           (1,619)(1)            846
Amortization of roads               2,154             (543)(1)          1,611
Forest operations                  43,813           (3,975)(1)         39,838
General and administrative         20,542           (3,615)(1)         16,927
Property and severance taxes       14,893           (3,873)(1)         11,020
                                 --------        ---------           --------
TOTAL OPERATING COSTS
  AND EXPENSES                    111,054          (16,598)            94,456

OPERATING EARNINGS                248,900          (96,802)           152,098
INTEREST INCOME                    20,868               (8)(1)         30,310
                                                     9,450 (3)
INTEREST EXPENSE                   (6,069)           5,983 (2)            (86)
GENERAL PARTNERS' INTEREST
   IN IPTO                         (2,637)             968 (1)         (1,729)
                                                       (60)(2)
LIMITED PARTNER'S
  INTEREST IN WCFP                                     958 (4)            958
                                 --------        ---------           --------
NET PARTNERSHIP EARNINGS         $261,062         $(79,511)          $181,551
                                 --------        ---------           --------
NET EARNINGS PER CLASS A UNIT    $   5.50         $  (1.62)          $   3.88

PRO FORMA ADJUSTMENTS:

(1) Elimination of IP Timberlands Operating Co., Ltd., --Western 1995 operating results.

(2) Elimination of 1995 interest expense on IP Timberlands Operating Co., Ltd., debt of $750 million.

(3) Pro forma interest income at 7% on IP Timberlands, Ltd.'s $135 million preferred interest in West Coast Forest Products (WCFP) received from the sale of the partnership interest in March 1996.

(4) IP Timberlands, Ltd.'s 1% limited partner's interest in WCFP.



                             IP Timberlands, Ltd.
                Pro Forma Balance Sheet as of December 31, 1995
                                 (in thousands)
                                  (unaudited)

                                                  Pro Forma          Adjusted
                                Historical       Adjustments        Pro Forma
                              -------------     -------------       ---------
ASSETS
Current Assets
  Cash and temporary
    investments                $  11,899           $                 $  11,899
  Notes receivable-
    International Paper          371,378                               371,378
  Due from International
    Paper                          7,293                                 7,293
  Accounts and notes
    receivable                    23,558                                23,558
                                --------                              --------
Total current assets             414,128                               414,128
Notes Receivable                   1,027                                 1,027
Forestlands                      734,200            (73,544)(1)        660,656
Roads, net of accumulated
  amortization                    38,026            (15,020)(1)         23,006
                                --------          ---------           --------
TOTAL ASSETS                  $1,187,381           $(88,564)        $1,098,817
                                --------          ---------           --------

LIABILITIES AND PARTNERS'
  CAPITAL
Current Liabilities
  Accounts payable and
    accrued liabilities       $      372            $               $      372
  Accrued interest                 5,983             (5,983)(2)
  Accrued property and
   severance taxes                 6,286                                 6,286
  Customer advance
    payments                       3,797                                 3,797
                                --------          ---------           --------
  Total current liabilities       16,438             (5,983)            10,455

Long-Term Debt                   750,000           (750,000)(2)
Lease Obligations                  1,231                                 1,231
General Partners' Interest
  in IPTO                         26,662               (886)(1)         33,336
                                                      7,560 (2)

Partners' Capital
 General partners                 25,786               (877)(1)         32,393
                                                      7,484 (2)
  Limited partners               367,264            (86,801)(1)      1,021,402
                                                    740,939 (2)
                                --------          ---------           --------


TOTAL LIABILITIES AND
  PARTNERS CAPITAL            $1,187,381           $(88,564)        $1,098,817
                                --------          ---------           --------

PRO FORMA ADJUSTMENTS:

(1) Elimination of western forestlands and roads included in the partnership interest sold in march 1996.

(2) Elimination of long-term debt and related accrued interest included in the partnership interest sold in March 1996.

               (c) Exhibits:

               N/A

ITEM 8.        CHANGES IN FISCAL YEAR

               N/A

                                  Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       IP TIMBERLANDS, LTD.
                                       BY: IP Forest Resources Company
                                       (Managing General Partner)
                                       (Registrant)

Date:  April 15, 1996               /s/ SYVERT E. NERHEIM
       Purchase, NY                    Syvert E. Nerheim
                                       Assistant Secretary